Exhibit 23



		  CONSENT OF INDEPENDENT ACCOUNTANTS
		  ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 2000 relating to the financial statements and financial statement schedules, which appears in the Ohio Casualty Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.



/s/ PricewaterhouseCoopers LLP


July 31, 2000

Cincinnati, Ohio